UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2024

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	AMBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.
Shareholders’ Agreement
On August 1, 2024, in connection with the consummation of the Beat Transaction (as defined below), Ambac Financial Group, Inc. (the “Company”), Cirrata V LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (the “Purchaser”), Beat Capital Partners Limited (“Beat”) and Beat’s management team and Bain Capital Credit LP (“Bain” and, together with certain members of Beat’s management team, the “Rollover Shareholders”) entered into a Shareholders’ Agreement by and among the Company, the Purchaser, the Rollover Shareholders and Beat (the “Shareholders’ Agreement”).
The Shareholders’ Agreement provides for, among other things, the granting of (i) put options to each Rollover Shareholder to require the Purchaser to purchase from such Rollover Shareholder, the Relevant Shares (as defined in the Shareholders’ Agreement) (the “Put Option”), and (ii) call options to the Purchaser to purchase from each Rollover Shareholder, the Relevant Shares (the “Call Option”).
The Put Option will be exercisable for up to 25% of the Relevant Shares held by each Rollover Shareholder per year beginning on March 31, 2026 and thereafter on March 31 of each year so long as there are unexercised Put Options. To the extent a Rollover Shareholder continues to hold Relevant Shares as a result of not exercising or not fully exercising a Put Option prior to such date, then an additional Put Option will become exercisable and roll forward to the immediately following year each year that such Put Option was not exercised or not fully exercised. The Call Option will be exercisable, on a cumulative basis, for up to 25% of the Relevant Shares held by each Rollover Shareholder per year beginning on March 31, 2026 and thereafter on March 31 of each year so long as there are unexercised Call Options.
The exercise price of a Put Option or a Call Option will be calculated based on an adjusted EBITDA figure taking into account, among other things, the financial results of the most recently completed financial year of the Company ending December 31 and certain future projections.
At the completion of the sale and purchase of the Relevant Shares pursuant to the exercise of a Put Option or a Call Option, the Purchaser will pay the relevant Rollover Shareholder, at the Purchaser’s election, (i) by procuring the issue of Company Common Stock to such Rollover Shareholder at the volume weighted average price of shares of common stock, par value $0.01, of the Company (the “Company Common Stock”) for the period comprising the 25 consecutive trading days prior to (but not including) the date of the closing of the option and (ii) the balance of such aggregate exercise price by payment in cash. The amount of Company Common Stock issued pursuant to the Put Option and Call Option, together with the Consideration Stock, will not exceed 19.9% of the outstanding Company Common Stock as of the date of the Beat Purchase Agreement unless approved by the Company shareholders.
For so long as the Purchaser holds shares of Beat, the Purchaser shall have the right to appoint at least five directors (and in no event less than half of the directors) to the board of directors of Beat (the “Beat Board”). For so long as Bain holds (i) at least 25% of the shares of Beat that it held immediately post-closing, Bain shall have the right to appoint two directors to the Beat Board and (ii) less than 25% of the shares of Beat that it held immediately post-closing, Bain shall have the right to appoint one director to the Beat Board. In addition, for so long as the management shareholders (together) hold (a) at least 25% of the shares of Beat that they (together) held immediately post-closing, a majority of the management shareholders shall have the right to appoint two directors to the Beat Board and (b) less than 25% of the shares of Beat that they (together) held immediately post-closing and there is at least one management shareholder, a majority of the management shareholders shall have the right to appoint one director to the Beat Board.
The description of the Shareholders’ Agreement in this report is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Credit Agreement
On August 1, 2024, the Company entered into a credit agreement (the “Credit Agreement”) by and among the Company, Purchaser, Cirrata Group LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Cirrata Group”) and Cirrata V UK Limited, a limited liability company incorporated under the laws of England and Wales (“Cirrata UK”, and together with Cirrata Group and Cirrata V, the “Borrowers”; individually, each a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and UBS AG, Stamford Branch, as administrative agent for the Lenders.
The Credit Agreement provides for a term loan facility of $150,000,000 (the “Term Loan Facility”) that matures on July 31, 2025. The Borrowers used the proceeds of the Term Loan Facility to (i) finance the Beat Transaction and (ii) pay fees and expenses incurred in connection with the transactions contemplated by the Credit Agreement.
The obligations of the Borrowers under the Credit Agreement are guaranteed by the Company and are secured on a first-priority basis by (i) a pledge by the Company of all of the capital stock of Everspan Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company and (ii) a pledge by Purchaser of all of the capital stock of Beat held by Purchaser.
The Term Loan Facility will bear an interest rate based on a floating rate (which may be a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“SOFR”) or a Base Rate) plus a margin. The margin in respect of SOFR loans is 4.50% and in respect of Base Rate loans is 3.50%; provided that the applicable margin shall automatically increase to (i) 5.50% in respect of SOFR Loans and 4.50% in respect of Base Rate Loans on November 1, 2024, (ii) 6.50% in respect of SOFR Loans and 5.50% in respect of Base Rate Loans on February 1, 2025 and (iii) 7.50% in respect of SOFR Loans and 6.50% in respect of Base Rate Loans on May 1, 2025. A duration fee equal to 1% of the then outstanding Term Loan Facility shall be due on each of February 1, 2025 and May 1, 2025, to the extent the Term Facility is not repaid earlier.
The Borrowers may optionally prepay the Term Loan Facility, in whole or in part, without premium or penalty at any time. The Borrowers shall be required to make mandatory prepayments from time to time equal to the amount of any incurrence of further borrowed money indebtedness, any asset sales or any equity issuances (in each case subject to specified exceptions and thresholds) by the Company or specified subsidiaries.
The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Negative covenants include, among others, with respect to the Borrowers and the Company, limitations on liens, disposition of assets, transactions with affiliates, fundamental changes, restricted payments, investments and acquisitions, dispositions and certain restrictive agreements. The Credit Agreement contains customary events of default, including, among others, the occurrence of a Change in Control (as defined in the Credit Agreement).
The Credit Agreement contains a financial covenant requiring the Company to not permit its consolidated net worth to be less than $700,000,000, tested on the last day of each fiscal quarter commencing September 30, 2024.
The description of the Credit Agreement in this report is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 1, 2024 (the "Closing Date"), the Company completed its previously announced acquisition of Beat pursuant to a share purchase agreement (the “Beat Purchase Agreement”), by and among the Company, the Purchaser, certain sellers set forth therein (the “Sellers”) and Beat, pursuant to which, and upon the terms and subject to the conditions set forth therein, effective July 31, 2024, the Purchaser purchased from the Sellers approximately 60% of the entire issued share capital of Beat; the total consideration as of the Closing Date was approximately $277.9 million, of which approximately $248.6 million was paid in cash and the remainder was satisfied through the issuance of 2,216,023 shares of Company Common Stock (the “Beat Transaction”). The issuance of shares of Company Common Stock was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof because the issuance did not involve any public offering of securities.
The description of the Beat Purchase Agreement in this report is qualified in its entirety by reference to the full text of the Beat Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 5, 2024 and is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Agreement is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Item 2.01 concerning the Company’s unregistered sale of equity securities under the Shareholders’ Agreement is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On August 2, 2024, the Company issued a press release to announce the closing of the Beat Transaction, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a)    Financial Statements of Business Acquired.
The financial information required by this Item 9.01(a) of Form 8-K was filed with the Company’s Current Report on Form 8-K filed on August 2, 2024 and is incorporated herein by reference.
(b)     Pro Forma Financial Information.
The pro forma financial information required by this Item 9.01(b) of Form 8-K was filed by with the Company’s Current Report on Form 8-K filed on August 2, 2024 and is incorporated herein by reference.
(d)    Exhibits.    The following exhibit is filed as part of this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1
Stock Purchase Agreement, by and between Ambac Financial Group, Inc. and American Acorn Corporation, dated as of June 4, 2024 (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of Ambac Financial Group, Inc. filed on June 5, 2024).*

10.1	Shareholders’ Agreement by and among Ambac Financial Group, Inc., Cirrata V LLC, Beat Capital Partners Limited and the sellers set forth therein, dated as of August 1, 2024 .*
10.2	Credit Agreement, by and between Ambac Financial Group, Cirrata V LLC, Cirrata Group, LLC, Cirrata V UK Ltd and UBS AG, dated as of August 1, 2024.*
99.1	Press Release dated August 2, 2024.
99.2	Audited financial statements of Beat Capital Partners Limited as of and for the years ended December 31, 2023 and 2022
99.3
Unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 and 2023 (filed with the Company’s Current Report on Form 8-K filed on August 2, 2024 and incorporated herein by reference).

99.4
Unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2023 and the three months ended March 31, 2024. (filed with the Company’s Current Report on Form 8-K filed on August 2, 2024 and incorporated herein by reference).

101.INS	XBRL Instance Document - the instance document does not appear in the interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags or embedded within the Inline XBRL document
*    Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	August 2, 2024	By:	/s/ Stephen M. Ksenak
Stephen M. Ksenak
Senior Managing Director, General Counsel and Assistant Secretary
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